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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported) September 30, 1994



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                       Registrant; State of Incorporation; IRS Employer
Commission File Number Address; and Telephone Number       Identification No.

1-5532                 PORTLAND GENERAL CORPORATION        93-0909442
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8820


1-5532-99              PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8000



                 121 S.W. Salmon Street, Portland, Oregon            97204
                 (Address of principal executive offices)         (zip code)

           Registrant's telephone number, including area code 503-464-8820
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Item 5.  Other Events

         DEFERRED ACCOUNTING APPLICATION APPROVED

         On September 30, 1994, the Oregon Public Utility Commission (PUC) approved Portland General Electric's (PGE) July 1994 deferred accounting application. This order authorizes PGE to defer 40% of power costs incremental to those allowed in current rates incurred from January 1, 1995 through March 31, 1995, or until new general tariffs become effective, if earlier.

         The amount of revenues PGE will be allowed to collect will be the lesser of the recorded deferral, or PGE's requested increase, or the same level of revenue as if new tariffs had become effective January
        1, 1995. Collection of any deferral amounts will be subject to a PUC review of PGE earnings, as adjusted, and a determination of an appropriate rate of return on equity. PGE will file an earnings review by June 30, 1995.

         PGE agreed to extend the suspension period of its current general rate proceeding to no later than March 31, 1995 contingent on the PUC's approval of this deferral. See Portland General's and PGE's reports on Form 10-Q for the period ended June 30, 1994 for background information regarding the rate request.


         DEFERRED ACCOUNTING REQUEST FILED

         On September 30, 1994 PGE filed a deferred accounting application with the PUC. If approved, PGE would defer, for later collection, 40% of power costs incremental to those allowed in current rates for the period October 1, 1994 until December 31, 1994. Collection of any deferral amounts would be subject to a PUC review of PGE earnings, as adjusted, and a determination of an appropriate rate of return on equity. PGE expects an order on this application by year end 1994.

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                                Signatures




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.









                                Portland General Corporation
                                Portland General Electric Company





October 5, 1994                 By          /s/  Joseph M. Hirko

                                                 Joseph M. Hirko
                                               Vice President Finance,
                                               Chief Financial Officer,
                                               Chief Accounting Officer
                                               and Treasurer

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